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                                                                    Exhibit 99.2


                                  RISK FACTORS

The risks described below are the material risks of which we are currently aware. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. The occurrence of any of the following risks could significantly harm our business, results of operations or financial condition.

RISKS RELATING TO OUR BUSINESS

WE HAVE EXPERIENCED OPERATING AND NET LOSSES IN RECENT YEARS, AND WE MAY INCUR FUTURE LOSSES.

We last reported an annual operating profit in fiscal 1999. For each of the last three full fiscal years and the first six months of fiscal 2005, we reported the following operating losses:

-  $44.0 million for the six months ended June 30, 2005;

-  $25.0 million for fiscal 2004;

-  $116.0 million for fiscal 2003; and

-  $52.3 million for fiscal 2002.

We believe that our losses have been attributable primarily to:

-  releasing titles that failed to gain popularity and generate expected sales;

- increasing costs of developing new games for existing and next-generation platforms;

- a tendency for retailers to stock only video games for which consumer demand is expected to be strongest; and

- weakness in the home video game industry during home console transition periods.

We may not become profitable again despite our efforts.

IF OUR NEW PRODUCTS FAIL TO GAIN MARKET ACCEPTANCE, WE MAY NOT HAVE SUFFICIENT REVENUES TO PAY OUR EXPENSES AND DEVELOP A CONTINUOUS STREAM OF NEW GAMES.

Our success depends on generating revenues from new products. The market for video game products is subject to continually changing consumer preferences and the frequent introduction of new products. As a result, video game products typically have short market lives spanning only three to 12 months. Our new products may not achieve and sustain market acceptance sufficient to generate revenues to cover our costs and allow us to become profitable. Our typical cost to develop a new game for the current generation of platforms can be as high as $14 million. In addition, we estimate that it will cost us on average between $15 million and $20 million to develop next-generation platform games. If our new products, and in particular, our frontline titles, fail to gain market acceptance, we may not have sufficient revenues to develop a continuous stream of new games, which we believe is essential to covering costs and achieving future profitability. In fiscal 2004, we released six frontline titles, which accounted for a substantial portion of our revenues for that year.

PRODUCT DEVELOPMENT SCHEDULES ARE LONG AND FREQUENTLY UNPREDICTABLE, AND WE MAY EXPERIENCE DELAYS IN INTRODUCING NEW PRODUCTS, WHICH MAY ADVERSELY AFFECT OUR REVENUES.

The development cycle for our products is long, typically ranging from 12 to 36 months. We expect the development cycle for next-generation platforms to range from 24 to 36 months. In addition, the

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RISK FACTORS

creative process inherent in video game development makes the length of the development cycle difficult to predict, especially in connection with products for a new hardware platform involving new technologies, learning and development tools. As a result, we have from time to time in the past experienced, and may in the future experience, delays in product introductions. If an unanticipated delay affects the release of a video game, we may not achieve anticipated revenues for that game, for example, if the game is delayed until after an important selling season or after market interest in the subject matter of the game has begun to decline. A delay in introducing a new video game could also require us to spend more development resources to complete the game, which would increase our costs and lower our margins, and could affect the development schedule for future products.

OUR MARKET IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE, AND IF WE DO NOT ADAPT TO, AND APPROPRIATELY ALLOCATE OUR NEW RESOURCES AMONG, EMERGING TECHNOLOGIES, OUR REVENUES WOULD BE NEGATIVELY AFFECTED.

Technology changes rapidly in the interactive entertainment industry. We must continually anticipate and adapt our products to emerging technologies. When we choose to incorporate a new technology into a product or to develop a product for a new platform, operating system or media format, we often are required to make a substantial investment one to two years prior to the introduction of the product. If we invest in the development of video games incorporating a new technology or for a new platform that does not achieve significant commercial success, our revenues from those products likely will be lower than we anticipated and may not cover our development costs. If, on the other hand, we elect not to pursue the development of products incorporating a new technology or for new platforms that achieve significant commercial success, our revenues may also be adversely affected, and it may take significant time and resources to shift product development resources to that technology or platform. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies could harm our competitive position, reduce our market share and significantly increase the time we take to bring popular products to market.

IF CONSUMERS DEFER PURCHASING OUR PRODUCTS OR THE PRICES FOR OUR PRODUCTS DECREASE AS A RESULT OF THE CURRENT HOME CONSOLE TRANSITION PERIOD, OUR REVENUES AND MARGINS WOULD BE ADVERSELY AFFECTED.

Most of our revenues are generated from the sale of video game software for home consoles. The next-generation of home consoles is expected to be introduced over the next 15 months. Consumers may defer purchasing video games for use on existing consoles, and video game prices may decrease in anticipation of the introduction of new consoles incorporating new technologies. This combination of reduced game sales and lower prices contributed to our net losses in 2001 and 2002, when each of Microsoft, Nintendo and Sony announced new hardware platforms. We expect a similar market situation to occur over the next 15 months. If we are unable to introduce games that are less susceptible to these market conditions, our revenues and margins may be adversely affected.

OUR OPERATING RESULTS MAY FLUCTUATE FROM QUARTER TO QUARTER, MAKING OUR RESULTS DIFFICULT TO PREDICT.

We have experienced and expect to continue to experience significant quarterly fluctuations in net sales and other operating results due to a variety of factors, including:

-  variations in the level and duration of market acceptance of our products;

-  delays and timing of product development and introductions;

-  fluctuations in our mix of products with varying profit margins;

- dependence on a relatively limited number of products in any quarter to produce revenues;

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-  introduction and market penetration of game platforms;

- the amount of royalties payable by us for the content contained in our video games;

- development and promotional expenses relating to the introduction of our products;

- peak demand during the year-end retail holiday selling season, which typically results in higher revenues in our fourth quarter;

-  changes in our pricing practices and those of our competitors;

- the accuracy of the forecasts of consumer demand made by retailers and by us; and

- the timing of orders from major customers, order cancellations and delays in shipment.

These factors combine to make it difficult to predict our results of operations for any particular quarter. We base our purchasing levels and marketing expenses, in part, on our expectations of future sales. As a result, operating results in any particular quarter may be adversely affected by a decline in sales or a failure to meet our sales expectations in that quarter.

RESTRICTIVE DEBT COVENANTS IN OUR CREDIT FACILITY LIMIT OUR OPERATING FLEXIBILITY, AND ALL AMOUNTS OUTSTANDING UNDER OUR CREDIT FACILITY, INCLUDING OUR TERM LOAN, MAY BECOME IMMEDIATELY PAYABLE IF WE DEFAULT UNDER THE FACILITY.

Our credit facility with Wells Fargo Foothill, Inc. limits our ability to finance operations, service debt or engage in other business activities that may be in our interest. Specifically, our credit facility restricts our ability to, among other things:

- make payments, including dividends or other distributions, on our capital stock, except (1) in shares of common stock and (2) the scheduled quarterly cash dividends on our Series D redeemable convertible preferred stock, referred to herein as "Series D preferred stock";

-  incur additional indebtedness;

-  sell, lease, license or dispose of any of our assets;

-  make loans or investments;

-  acquire companies or businesses;

-  cause or permit a change of control;

- amend, alter or modify any documents relating to our Series D preferred stock;

- repurchase or redeem any shares of our capital stock, except that we may redeem our remaining outstanding shares of Series D preferred stock at maturity with shares of our common stock or, if after the redemption we would have cash and borrowing availability under our revolving line of credit of at least $25.0 million, in cash;

-  issue or sell securities of our subsidiaries; and

-  make capital expenditures.

Our credit facility also requires us to maintain minimum levels of cash and borrowing availability under the revolving line of credit and to deliver periodic financial projections satisfactory to the lender.

Our failure to comply with the obligations under our credit facility may result in an event of default, which, if not cured or waived, may permit acceleration of the indebtedness under the credit facility and our 6.0% Convertible Senior Notes due 2025, referred to herein as the "Notes". Our failure to comply with our obligations under the indenture governing the Notes may also result in an event of default under our credit facility that could result in acceleration of the indebtedness

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RISK FACTORS

under our credit facility. We cannot be certain that we will have sufficient funds available to pay any accelerated indebtedness or that we will have the ability to refinance accelerated indebtedness on terms favorable to us or at all.

IF WE FAIL TO FULFILL COVENANTS MADE TO THE HOLDERS OF OUR SERIES D PREFERRED STOCK, WE MAY BE REQUIRED TO PAY CASH PENALTIES OR REDEEM THE SERIES D PREFERRED STOCK FOR CASH.

If we breach specified covenants in the certificate of designation relating to our Series D preferred stock, or if we experience a change of control, the holders of our preferred stock may require us to redeem Series D preferred stock at a premium.

In addition to a change in control, among the events that would give the holders the right to require us to redeem shares at a premium is the suspension from trading or failure of our common stock to be listed on the New York Stock Exchange or the Nasdaq National Market for five consecutive trading days or for more than ten trading days in any 365-day period.

Our credit facility generally does not permit us to repurchase or redeem shares of our Series D preferred stock, except that we may redeem our remaining outstanding shares of Series D preferred stock at maturity (1) with shares of our common stock or (2) in cash, if after any repurchase or redemption at maturity, we would have cash and borrowing availability under the revolving line of credit of at least $25.0 million. If we are unable to repurchase or redeem shares of Series D preferred stock, we may be required to return the shares of Series D preferred stock to the holders and the holders may be entitled to a lower conversion price until we are able to consummate the repurchase or redemption. Any conversion of Series D preferred stock at the lower conversion price would increase the dilution experienced by holders of our common stock, which could also result in a decrease in the market price of our common stock.

IF IN THE FUTURE WE NEED TO SEEK ADDITIONAL CAPITAL DUE TO CONTINUING OPERATING LOSSES OR OTHERWISE, WE MAY INCUR ADDITIONAL EXPENSES IN THE FORM OF PERIODIC INTEREST OR OTHER DEBT SERVICE PAYMENTS, OR OUR STOCKHOLDERS MAY SUFFER DILUTION IN THEIR PERCENTAGE OWNERSHIP OF COMMON STOCK.

If we continue to generate operating losses, our working capital and cash resources may not be adequate to allow us to implement our business strategies. As a result, we may need to seek capital in the future, including through the issuance of debt or equity securities, or through financings. If we borrow additional funds, we likely will be obligated to make additional periodic dividend, interest or other debt service payments and may be subject to additional restrictive covenants. If we seek financing through the sale of equity securities, our stockholders would suffer dilution in their percentage ownership of common stock. Additionally, we are not certain that we would be able to raise additional capital in the future on terms acceptable to us or at all.

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RISK FACTORS

OUR MARKET IS HIGHLY COMPETITIVE. IF WE ARE UNABLE TO COMPETE EFFECTIVELY, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION WOULD BE ADVERSELY AFFECTED.

The interactive entertainment software business is highly competitive. Our ability to compete successfully in this industry is based, in large part, upon our ability to:

-  select and develop popular titles;

-  introduce new titles on a timely basis;

- identify and obtain rights to commercially marketable intellectual properties on reasonable terms;

-  develop products on a cost-effective basis; and

-  adapt products for use with new technologies.

Successful competition in our market is also based on:

-  price;

-  access to retail shelf space;

-  product quality;

-  product enhancements;

-  brand recognition;

-  marketing support; and

-  access to distribution channels.

Our competitors vary in size from very small companies with limited resources to large corporations with greater financial, marketing, technology and product development resources than ours. We compete with large game publishers as well as platform manufacturers, such as Microsoft, Nintendo and Sony. Due to their dominant positions in the industry, the manufacturers of hardware platforms have a competitive advantage with respect to retail pricing, acquiring intellectual property licenses and securing shelf space. We also compete with companies that we depend upon for foreign distribution or other services. These companies may have an incentive to promote their own products in preference to ours.

We believe that large diversified entertainment, cable and telecommunications companies, in addition to large software companies, are increasing their focus on the interactive entertainment software market, which will likely result in consolidation and greater competition.

There is intense competition for high-quality shelf space among video game developers and publishers, many of whom have greater brand name recognition, significantly more titles and greater leverage with retailers and distributors than we do.

We also compete with providers of alternative forms of entertainment, such as providers of non-interactive entertainment, including movies, television and music, and sporting goods providers. If the relative popularity of video games were to decline, our revenues, results of operations and financial condition likely would be harmed.

If we are unable to compete successfully, we could lose sales, market share, opportunities to license marketable intellectual property and access to next-generation platform technology. We also could experience difficulty hiring and retaining qualified software developers and other employees. Any of these consequences could significantly harm our business, results of operations and financial condition.

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IF PRODUCT RETURNS AND PRICE ADJUSTMENTS EXCEED OUR RESERVES, WE WILL INCUR
ADDITIONAL CHARGES, WHICH WOULD HAVE AN ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

We often provide markdowns or other credits on varying terms to retailers and distributors holding slow-moving inventory of our video games. We also often grant discounts to, and sometimes accept product returns from, these customers. At the time of product shipment, we establish reserves for the anticipated effect of our price protection, return and discount practices. We establish reserves for a particular game based on a number of factors, including our estimates of the rate of retail sales and the potential for future returns and markdowns based on historical return rates and retailer inventories of our products. If product returns, markdowns and credits exceed our reserves, our business, results of operations and financial condition would be adversely affected.

IF GAME PLATFORM MANUFACTURERS REFUSE TO LICENSE THEIR PLATFORMS TO US OR DO NOT MANUFACTURE OUR GAMES ON A TIMELY BASIS OR AT ALL, OUR REVENUES WOULD BE ADVERSELY AFFECTED.

We sell our products for use on proprietary game platforms manufactured by other companies, including Microsoft, Nintendo and Sony. These companies can significantly affect our business because:

- we may only publish our games for play on their game platforms if we receive a platform license from them, which is renewable at their discretion;

-  prices for platform licenses may be economically prohibitive;

- we must obtain their prior review and approval to publish games on their platforms;

- if the popularity of a game platform declines or, if the manufacturer stops manufacturing a platform, does not meet the demand for a platform or delays the introduction of a platform in a region important to us, the games that we have published and that we are developing for that platform would likely produce lower sales than we anticipate;

- these manufacturers control the manufacture of, or approval to manufacture, and manufacturing costs of our game discs and cartridges; and

- these manufacturers have the exclusive right to (1) protect the intellectual property rights to their respective hardware platforms and technology and (2) discourage others from producing unauthorized software for their platforms that compete with our games.

In addition, the interactive entertainment software products that we develop for platforms offered by Microsoft, Nintendo or Sony generally are manufactured exclusively by that platform manufacturer or its approved replicator. These manufacturers generally have approval and other rights that provide them with substantial influence over our costs and the release schedule of our products. Each of these manufacturers is also a publisher of games for its own hardware platform. A manufacturer may give priority to its own products or those of our competitors, especially if their products compete with our products. Any unanticipated delays in the release of our products or increase in our development, manufacturing, marketing or distribution costs as a result of actions by these manufacturers could significantly harm our business, results of operations and financial condition.

A SIGNIFICANT AMOUNT OF OUR TOTAL NET REVENUES IS ATTRIBUTABLE TO OUR FIVE LARGEST CUSTOMERS.

In fiscal 2004 and in the six months ended June 30, 2005, our two largest customers were Wal-Mart and GameStop. Wal-Mart accounted for 16.0% of our total net revenues for fiscal 2004 and 12.4% of our total net revenues for the six months ended June 30, 2005. GameStop accounted for 10.5% of our

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RISK FACTORS

total net revenues for fiscal 2004 and 10.3% for the six months ended June 30, 2005. In fiscal 2004, 50.9% of our total net revenues were derived from our five largest customers and 72.2% were attributable to our ten largest customers. In the six months ended June 30, 2005, 43.5% of our total net revenues were derived from our five largest customers and 63.1% were attributable to our ten largest customers.

We have no agreements with any of our customers that guarantee future purchases. As a result, any of our customers may reduce or terminate purchases from us at any time. A substantial reduction or termination of purchases by one or more of our largest customers could substantially reduce our revenues.

A BUSINESS FAILURE BY ANY OF OUR MAJOR CUSTOMERS COULD HAVE AN ADVERSE EFFECT ON OUR REVENUES AND OUR ABILITY TO COLLECT RECEIVABLES.

We typically make sales on credit, with terms that vary depending upon the customer and other factors. Normally we do not hold any collateral to secure payment by our customers. Additionally, we do not factor any of our receivables. While we attempt to monitor carefully the creditworthiness of our customers, we bear the risk of their inability to pay us as well as any delay in payment. Any financial difficulties or business failure experienced by one of our major customers could have a material adverse effect on our ability to collect receivables and results of operations.

RATING SYSTEMS FOR INTERACTIVE ENTERTAINMENT SOFTWARE, POTENTIAL LEGISLATION AND VENDOR OR CONSUMER OPPOSITION COULD INHIBIT SALES OF OUR PRODUCTS.

Trade organizations within the video game industry have established rules regarding rating systems and the labeling of video game products to indicate to consumers the amount and nature of violence, mature language, sexually explicit material and other content that some consumers might find objectionable. Some countries have also established rating systems as prerequisites for sales of interactive entertainment software in those countries. In some instances, we may be required to modify our products to comply with the requirements of these rating systems, which could delay the release of those products in those countries. We label our North American products with these ratings: "E" (age 6 and older), "E10+" (age 10 and older), "T" (age 13 and over) and "M" (age 17 and over). Many of our new titles are designed for an "M", or mature, rating, and one of our key strategies is to focus on games with mature content.

Because of the graphic content contained in many "M" rated video games, federal and state legislation has been proposed to prohibit sales of "M" rated video games to under-17 audiences. Consumer advocacy groups have at times supported this kind of legislation and participated in public demonstrations and media campaigns to restrict sales. These groups have targeted our products in the past and may do so again in the future. Although it is difficult to measure whether or to what extent these activities have harmed our business, if sales to under-17 audiences were restricted or if retailers declined to sell interactive entertainment software containing mature content, the potential market for our "M" rated products would be limited and our sales and operating results could be adversely affected. If any groups, including political and regulatory bodies, target "M" rated titles, we could be required to significantly change or discontinue particular titles, which, in the case of our best-selling products, could significantly harm our business, results of operations and financial condition.

LAWSUITS ALLEGING DAMAGES AS A RESULT OF OUR VIDEO GAMES MAY REQUIRE SIGNIFICANT EXPENDITURES, DIVERT THE ATTENTION OF MANAGEMENT AND GENERATE NEGATIVE PUBLICITY, AND THEREBY HAVE AN ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS.

From time to time we have been the target of lawsuits seeking damages for injuries, including wrongful death, allegedly suffered by third parties as a result of our video games. Any lawsuit may require

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significant expenditures, divert the attention of our management and generate negative publicity about us or our products, which could negatively influence the buying decisions of consumers resulting in lost sales, boycotts or other similar efforts by retailers or end users. Any of these consequences could significantly harm our business, results of operations and financial condition.

WE ARE DEPENDENT ON THIRD PARTIES TO MANUFACTURE OUR PRODUCTS, AND ANY INCREASE IN THE AMOUNTS WE HAVE TO PAY TO HAVE OUR PRODUCTS MANUFACTURED OR ANY DELAY OR INTERRUPTION IN PRODUCTION WOULD NEGATIVELY AFFECT OUR ABILITY TO MAKE TIMELY PRODUCT INTRODUCTIONS AND OUR RESULTS OF OPERATIONS.

Our products are manufactured by third parties who set the manufacturing prices for our products. Therefore, we depend on these manufacturers, including platform manufacturers, to fill our orders on a timely basis and to manufacture our products at an acceptable cost. Increases in our manufacturing costs could adversely affect our margins and therefore our results of operations. In addition, if we experience manufacturing delays or interruptions, we may not achieve anticipated revenues.

WE HAVE LIMITED CONTROL OVER THE PERSONNEL, SCHEDULING AND USE OF RESOURCES BY THIRD PARTIES THAT DEVELOP OUR GAME TITLES, AND OUR REVENUES MAY BE ADVERSELY AFFECTED BY DELAYS CAUSED BY THESE DEVELOPERS.

Approximately half of our games currently under development are being developed by third parties. The number of titles developed for us by third parties varies from quarter to quarter. We have less control over a game developed by a third party because we cannot control the developer's personnel, schedule or resources. In addition, any of our third-party developers could experience a business failure, be acquired by one of our competitors or experience some other disruption. Any of these factors could cause a game not to meet our quality standards or expectations, or not to be completed on time or at all. If this happens with a game under development, we could lose anticipated revenues from the game or our entire investment in the game.

IF WE ARE NOT ABLE TO MAINTAIN OR ACQUIRE LICENSES FOR INTELLECTUAL PROPERTY NECESSARY TO THE SUCCESS OF SOME OF OUR GAMES, OR IF THAT INTELLECTUAL PROPERTY DOES NOT ACHIEVE MARKET ACCEPTANCE, OUR REVENUES WOULD BE ADVERSELY AFFECTED.

Some of our games are based on properties owned by third parties, such as the National Basketball Association or television and film production studios. Our future success may depend on our ability to maintain existing licenses and to acquire additional licenses for popular intellectual properties. There is intense competition for these licenses, and competitors may obtain exclusive licenses to market games using these or other desirable brands. We may not be successful in maintaining or acquiring intellectual property rights with significant commercial value on terms acceptable to us or at all, which could adversely affect our ability to produce games that achieve market acceptance. Because some of our competitors are significantly larger than we are, have a higher degree of brand recognition and have developed more popular games, they may be more successful than we are in licensing the most desirable content.

Our intellectual property licenses generally require that we submit new products developed under licenses to the licensor for approval prior to release. This approval is generally discretionary. Rejection or delay in approval of a product by a licensor could prevent us from selling the product. In addition, our failure to meet their standards could harm our ability to obtain future licenses.

The owners of intellectual property licensed by us generally reserve the right to protect the intellectual property against infringement. If any of these owners fails to protect its own, or infringes someone else's, intellectual property, it could weaken the value of our license and expose us to damages.

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WE MAY EXPERIENCE INCREASED COSTS TO CONTINUE TO ATTRACT AND RETAIN SENIOR
MANAGEMENT AND HIGHLY QUALIFIED SOFTWARE DEVELOPERS.

Our success depends to a significant extent upon the performance of senior management and on our ability to continue to attract, motivate and retain highly qualified software developers. We believe that as a result of consolidation in our industry, there are now fewer highly skilled independent developers available to us. Competition for these developers is intense, and we may not be successful in attracting and retaining them on terms acceptable to us or at all. An increase in the costs necessary to attract and retain skilled developers and any delays resulting from the inability to attract necessary developers or departures may adversely affect our revenues, margins and results of operations. The loss of a member of our senior management personnel could also have a negative effect on our business, results of operations and financial condition.

IF OUR PRODUCTS CONTAIN ERRORS, OUR REPUTATION, RESULTS OF OPERATIONS AND FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED.

As video games incorporate new technologies, adapt to new hardware platforms and become more complex, the risk of undetected errors in products when first introduced increases. If, despite our testing procedures, errors are found in new products after shipments have been made, we could experience a loss of revenues, delay in timely market acceptance of our products and a damage to our reputation, any of which would negatively affect our business, results of operations and financial condition.

IF WE ARE UNSUCCESSFUL IN PROTECTING OUR INTELLECTUAL PROPERTY, OUR REVENUES MAY BE ADVERSELY AFFECTED.

The intellectual property embodied in our video games, especially our games for play on PCs, is susceptible to infringement, particularly through unauthorized copying of the games, or piracy. The increasing availability of high bandwidth Internet service has made, and will likely continue to make, piracy of video games more common. Infringement of our intellectual property may adversely affect our revenues through lost sales or licensing fees, particularly where consumers obtain pirated video game copies rather than copies sold by us, or damage to our reputation where consumers are wrongly led by infringers to believe that low-quality infringing material originated from us. Preventing and curbing infringement through enforcement of our intellectual property rights may be difficult, costly and time consuming, and thereby ultimately not cost-effective, especially where the infringement takes place in foreign countries where the laws are less favorable to rights holders or not sufficiently developed to afford the level of protection we desire.

IF WE INFRINGE THE INTELLECTUAL PROPERTY OF OTHERS, OUR COSTS MAY RISE AND OUR RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED.

Although we take precautions to avoid infringing the intellectual property of others, it is possible that we or our third-party developers have done so or may do so in the future. The increasing number and complexity of elements in our products that results from the advances in the capabilities of video game platforms increases the probability that infringement may occur. Claims of infringement, regardless of merit, could be time consuming, costly and difficult to defend. Moreover, as a result of disputes over intellectual property, we may be required to discontinue the distribution of our products, obtain a license or redesign our products, any of which could result in substantial costs and material delays and materially adversely affect our results of operations.

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WE FACE RISKS ASSOCIATED WITH DOING BUSINESS IN FOREIGN COUNTRIES, INCLUDING OUR
ABILITY TO GENERATE INTERNATIONAL DEMAND FOR OUR PRODUCTS.

We conduct a portion of our development and publishing activities in foreign countries, and we derive an increasing proportion of our sales from outside the United States. International development, sales and operations are subject to a number of risks, including:

- our ability to obtain or enforce our rights to the intellectual property developed by developers outside the United States;

- the time and costs associated with translating and localizing products for foreign markets;

-  foreign currency fluctuations;

- unexpected changes in regulatory requirements, including import and export control regulations; and

- difficulties and costs of staffing and managing foreign operations, or licensing to foreign entities.

Any of these risks could adversely affect our costs, results of operations and financial condition.

WE MAY FACE LIMITATIONS ON OUR ABILITY TO FIND SUITABLE ACQUISITION OPPORTUNITIES OR TO INTEGRATE ADDITIONAL ACQUIRED BUSINESSES.

Since January 2004, we have acquired four privately-held software developers in order to improve and increase our internal development capabilities. We intend to pursue additional acquisitions of companies, properties and other assets that can be purchased or licensed on acceptable terms and that we believe will benefit our business. Although we continue to search for additional acquisition opportunities, we may not be successful in identifying suitable acquisition targets available at an acceptable price. As the interactive entertainment software industry continues to consolidate, we face significant competition in seeking and consummating acquisition opportunities. We may not be able to consummate potential acquisitions or an acquisition may not enhance our business or may decrease rather than increase our earnings. In the future, we may issue additional shares of our common stock in connection with one or more acquisitions, which may dilute our existing stockholders. Future acquisitions could also divert substantial management time and result in short-term reductions in earnings or special transaction or other charges. We may also be required to take significant charges related to acquisitions, including from in-process research and development, reductions-in-force, facility reductions or other issues, which could harm our results of operations. In addition, we cannot guarantee that we will be able to successfully integrate the businesses that we may acquire into our existing business. Our stockholders may not have the opportunity to review, vote on or evaluate future acquisitions.

THROUGH HIS CONTROL OF OVER 80% OF OUR OUTSTANDING COMMON STOCK, SUMNER M. REDSTONE DECIDES THE OUTCOME OF VOTES OF OUR STOCKHOLDERS AND IS ABLE TO CONTROL OUR BUSINESS STRATEGIES AND POLICIES.

Based on a report on Form 4 filed on September 12, 2005, as of September 12, 2005, Sumner M. Redstone owns directly and indirectly through National Amusements, Inc., of which he is the controlling stockholder, a total of 75,700,266 shares, or 85.0%, of our outstanding common stock. Mr. Redstone also is the Chairman of the board of directors and Chief Executive Officer of Viacom. Mr. Redstone may acquire additional shares of our common stock at any time. Mr. Redstone's spouse owns 17,500 shares of our common stock, for which Mr. Redstone disclaims beneficial ownership.

Through his ownership of our common stock, Mr. Redstone controls the outcome of all corporate actions that require the approval of our stockholders, including the election of our directors, adoption

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of employee compensation plans and transactions involving a change of control.
Mr. Redstone's daughter, Shari E. Redstone, is the Vice-Chairperson of our board of directors, the Non-Executive Vice-Chairman of the board of directors of Viacom and serves on the board of directors of National Amusements, where she is also the President. Another member of our board of directors, Joseph A. Califano, Jr., serves on the board of directors of Viacom. In addition, Mr. Redstone recommended the nomination of each member of our board of directors. Through his selection of and influence on members of our board of directors, Mr. Redstone has the ability to control our business strategies and policies.

DECISIONS BY MR. REDSTONE WITH RESPECT TO HIS OWNERSHIP OR TRADING OF OUR COMMON STOCK COULD HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF OUR COMMON STOCK.

Mr. Redstone may or may not purchase additional shares of our common stock. If Mr. Redstone purchases additional shares of our common stock, it could adversely affect the liquidity of our common stock, which would likely negatively affect our common stock price. Alternatively, Mr. Redstone may sell some or all of his shares of our common stock at any time on the open market or otherwise. The sale by Mr. Redstone of any of his shares of our common stock would likely have an adverse effect on the market price of our common stock. Mr. Redstone's failure to continue to purchase additional shares of our common stock in the open market could have an adverse effect on the market price of our common stock. Mr. Redstone could also sell his controlling interest to a third party who may not agree with our business strategies and policies.

In June 2004, Mr. Redstone reported that he engaged a financial advisor to provide services in connection with the evaluation of a possible "going private" or other transaction. Mr. Redstone has also reported that Midway could be considered as a potential Viacom acquisition candidate. An independent committee of Viacom's board of directors has been formed to work with Viacom's management in evaluating potential transactions with Midway. In addition, our board of directors has established a committee, of which Ms. Redstone is not a member, to consider any transaction with Viacom or its affiliates. If Mr. Redstone consummates a "going private" transaction and, as a result, our common stock is no longer listed on the New York Stock Exchange, we may be required to pay cash penalties or repurchase or redeem our preferred stock for cash.

EFFECTS OF ANTI-TAKEOVER PROVISIONS COULD INHIBIT A CHANGE IN CONTROL OF MIDWAY AND COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

Our board of directors or management could use several charter or statutory provisions and agreements as anti-takeover devices to discourage, delay or prevent a change in control of Midway.

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The use of these provisions and agreements could adversely affect the market price of our common stock:

Blank check preferred stock

Our certificate of incorporation authorizes the issuance of 5,000,000 shares of preferred stock with designations, rights and preferences that may be determined from time to time by our board of directors. Accordingly, our board of directors has broad power, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights superior to those of our common stock. Other than the 30 shares of our Series D preferred stock owned by preferred stockholders, we have no other shares of preferred stock outstanding and, other than upon the exercise of rights issued pursuant to our stockholder rights plan, we have no current plans, agreements or commitments to issue any shares of preferred stock.

Rights plan

Under our third amended and restated rights agreement with The Bank of New York, referred to herein as the "rights agreement," each share of our common stock has an accompanying right to purchase, if, subject to certain exemptions, a person acquires beneficial ownership of 15% or more of our common stock without the prior approval of our board of directors, convertible preferred stock that permits each holder, other than the acquiror, to purchase a number of shares of common stock at half the market price. The effect of our rights plan is to discourage a hostile takeover by diluting the acquiror's percentage interest in our common stock. Our board of directors has the authority to redeem the rights at $0.01 per right, subject to limited conditions. The rights expire on December 31, 2006. The rights agreement specifically exempts from the operation of the rights agreement any person who was a beneficial owner of 15% or more of the outstanding shares of our common stock on April 6, 1998, when WMS Industries Inc., referred to herein as "WMS," distributed all of its remaining shares of Midway common stock to its stockholders. Mr. Redstone owned over 15% of our common stock on April 6, 1998 and is therefore exempt from the operation of the rights plan.

Other charter provisions

Our certificate of incorporation and bylaws provide that:

- directors may be removed only for cause by a majority of the votes cast at a meeting of the stockholders by holders of shares of our common stock entitled to vote;

- any vacancy on our board of directors may be filled only by a vote of a majority of the remaining directors then in office;

-  stockholders may not act by written consent;

- only the Chairman or our board of directors by a majority vote may call special meetings of stockholders, and the only business permitted to be conducted at such special meetings is business brought before the meeting by or at the direction of our board of directors;

- stockholders must follow an advance notice procedure for the submission of director nominations and other business to be considered at an annual meeting of stockholders;

- either a majority vote of our board of directors or an affirmative vote of holders of at least 80% of our outstanding common stock entitled to vote is needed in order to adopt, amend or repeal our bylaws; and

- either a majority vote of our board of directors or an affirmative vote of holders of at least 80% of our outstanding common stock entitled to vote is needed in order to amend or repeal the above provisions.

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Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly-held Delaware corporation from engaging in a business combination with anyone who owns at least 15% of its common stock. This prohibition lasts for a period of three years after that person has acquired the 15% ownership. The corporation may, however, engage in a business combination if it is approved by its board of directors before the person acquires the 15% ownership or later by its board of directors and two-thirds of the stockholders of the public corporation.

VOLATILITY OF THE MARKET PRICE OF OUR COMMON STOCK MAY RESULT IN LOSSES FOR INVESTORS.

The market price of our common stock has experienced, and may continue to experience, substantial volatility. For the 12 months ended September 13, 2005, the closing sale price of our common stock on the New York Stock Exchange has ranged from a low of $8.19 per share to a high of $16.51 per share.

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We expect our common stock to continue to be subject to fluctuations. Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common stock, including, among other things:

-  quarterly fluctuations in our financial and operating results;

- announcements of new products or technological advances by us or our competitors;

- current events affecting the political, economic and social situation in the United States;

- conditions in our industry and the markets in which we operate, such as competition, demand for products, technological advances and governmental regulations;

-  general conditions in equity markets, particularly in our industry;

-  adverse or unfavorable publicity regarding us or our products;

-  litigation involving or affecting us;

-  changes in financial estimates and recommendations by securities analysts;

-  acquisitions and financings by us or our competitors;

-  the gain or loss of a significant customer;

- the operating and stock price performance of other companies that investors may consider to be comparable; and

-  purchases or sales of blocks of our securities.

In addition, the stock market in recent years has experienced significant price and trading volume fluctuations, and the market prices of the securities of technology and software companies have been especially volatile, often unrelated or disproportionate to the operating performance of the particular company. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. Also, the existence of the Notes may encourage short selling in our common stock by market participants because the conversion of the Notes could depress the price of our common stock or because holders of Notes wish to hedge their position. Fluctuations or decreases in the market price of our common stock may also trigger an adjustment to the conversion price applicable to the Notes. The conversion rate of the Notes may be increased if the average price of our common stock is less than $16.14 (as adjusted) for a period ending on April 30, 2007 or, in certain circumstances, September 30, 2007. Such an adjustment would increase the number of shares of our common issuable upon conversion of the Notes, which would be dilutive to the interests of our stockholders and may adversely affect the market price of our common stock.

In addition, sales of substantial amounts of our common stock in the public market, or the perception that those sales may occur, could cause the market price of our common stock to decline. Based on filings with the Commission, as of September 12, 2005, Sumner M. Redstone beneficially owned approximately 85.0% of the outstanding shares of our common stock. A decision by Mr. Redstone to sell a substantial amount of our common stock could cause the trading price of our common stock to decline substantially. Furthermore, stockholders may initiate securities class action lawsuits if the market price of our stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management.

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SHARES AVAILABLE FOR FUTURE ISSUANCE, CONVERSION AND EXERCISE COULD HAVE AN
ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK.

Any future issuance of equity securities, including the issuance of shares upon conversion of the Notes or our preferred stock or upon exercise of stock options or warrants, could dilute the interests of our existing stockholders and could substantially decrease the trading price of our common stock.

As of September 1, 2005, we had outstanding options to purchase an aggregate of
6.7 million shares of common stock, and an additional 1.5 million shares were reserved for future issuance under our stock option and incentive plans. Our stock options are generally exercisable for a period of nine years, beginning one year after the date of grant. Stock options are exercised, and the underlying common stock is generally sold, at a time when the exercise price of the options is below the market price of the common stock. Therefore, the exercise of these options generally has a dilutive effect on our common stock outstanding at the time of sale. Exercises may have an adverse effect on the market price of our common stock. Even the potential for the exercise of a large number of options with an exercise price significantly below the market price may depress the future market price of our common stock.

As of September 1, 2005, we had 30 outstanding shares of our Series D preferred stock convertible into 75,000 shares of common stock at a conversion price of $4.00 per share until March 15, 2006, subject to adjustment and limited redemption rights. As of September 1, 2005, we also had outstanding warrants to purchase 678,982 shares of our common stock, including warrants to purchase 555,161 shares at an exercise price of $9.33 per share exercisable until May 2006 and warrants to purchase 123,821 shares at an exercise price of $10.60 per share exercisable until August 2006. We are required, subject to limitations in our credit facility, to redeem, on March 15, 2006, the shares of Series D preferred stock that have not been previously converted and have the right to redeem the preferred stock in shares of our common stock. We also have the right, subject to some exceptions and subject to limitations in our credit facility, to pay dividends on the Series D preferred stock using shares of common stock valued at a price per share equal to 97.5% of the weighted average market price over the five trading days prior to the dividend date. Issuances of shares, including in connection with redemptions or dividends effected through the issuance of shares, would result in additional dilution to our stockholders.

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In addition, our board of directors has broad discretion with respect to the issuance of 104.8 million authorized but unissued shares of common stock, 1.1 million treasury shares and 4,995,250 authorized but unissued shares of preferred stock, subject to applicable New York Stock Exchange rules and agreements with our lenders. Our board of directors may decide to issue equity securities in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity and to compensate our employees and executives.

The issuance or expected issuance of a large number of shares of our common stock upon conversion or exercise of the securities described above or the issuance of new securities could have an adverse effect on the market price of our common stock.


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